                                                                  Exhibit(e)(3)


                                  Schedule A
                                    to the
                            Distribution Agreement
            between M.S.D. & T. Funds, Inc. and BISYS Fund Services
         (formerly known as The Winsbury Company Limited Partnership)
                             dated October 1, 1993



Name of Fund                                      Name of Fund
------------                                      ------------

Prime Money Market Fund                           Diversified Real Estate Fund

Government Money Market Fund                      Equity Income Fund

Tax-Exempt Money Market Fund                      Equity Growth Fund

Growth & Income Fund                              Total Return Bond Fund

Limited Maturity Bond Fund                        National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund                     Intermediate Tax-Exempt Bond
                                                    Fund

International Equity Fund                         Capital Opportunities Fund


M.S.D. & T. FUNDS, INC.


By:     /s/ Leslie B. Disharoon
        -----------------------

Title:  President

Date:   July 5, 2000

BISYS FUND SERVICES


By:     /s/ Mark A. Dillion
        -------------------

Title:  EVP Investment Services

Date:   July 5, 2000